UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2014

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3284 Northside Parkway NW, Suite 150, Atlanta, Georgia	30327
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia 30339
_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets.

On September 30, 2014: (1) Deltona Landing, LLC ("Deltona Purchaser"), an indirect wholly-owned subsidiary of New Market Properties, LLC ("New Market"), completed the acquisition of a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 11.1 acres in the Orlando, Florida area ("Deltona") from U.S. Retail Income Fund VII, Limited Partnership ("Fund VII"); (2) Powder Springs-Macland Retail, LLC ("Powder Springs Purchaser"), an indirect wholly-owned subsidiary of New Market, completed the acquisition of a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.0 acres in the Atlanta, Georgia area ("Powder Springs") from Fund VII; (3) NMP Kingwood Glen, LLC ("Kingwood Purchaser"), an indirect wholly-owned subsidiary of New Market, completed the acquisition of a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 12.7 acres in Houston, Texas ("Kingwood") from Fund VII; (4) Parkway Centre, LLC ("Parkway Purchaser"), an indirect wholly-owned subsidiary of New Market, completed the acquisition of a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.4 acres in Columbus, Georgia ("Parkway") from Fund VII; (5) Barclay Crossing, LLC ("Barclay Purchaser"), an indirect wholly-owned subsidiary of New Market, completed the acquisition ofa fee simple interest in a grocery-anchored necessity retail shopping center on approximately 8.6 acres in the Tampa, Florida area ("Barclay") from U.S. Retail Income Fund VI, Limited Partnership ("Fund VI", and collectively with Fund VII, "Sellers"); and (6) Sweetgrass Corner, LLC ("Sweetgrass Purchaser"), an indirect wholly-owned subsidiary of New Market, completed the acquisition of a fee simple interest in a grocery-anchored necessity retail shopping center on approximately 10.1 acres in the Charleston, South Carolina area ("Sweetgrass", and together with Deltona, Powder Springs, Kingwood, Parkway and Barclay, each an "Acquired Property" and, collectively, the "Acquired Properties") from Fund VI. Sweetgrass Purchaser, Deltona Purchaser, Powder Springs Purchaser, Kingwood Purchaser, Parkway Purchaser and Barclay Purchaser are each a "Purchaser" and, collectively, the "Purchasers." The aggregate purchase price paid by the Purchasers to Sellers for the Acquired Properties was approximately $74.2 million, exclusive of acquisition- and financing-related transaction costs. Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") is the sole member of New Market. Preferred Apartment Communities, Inc. (the "Company") is the general partner and owner of an approximate 99.2% interest in PAC-OP. The Company hereby amends the Current Report on Form 8-K filed on October 1, 2014, reporting events on and after September 30, 2014, to provide the required financial information related to its acquisition of the Acquired Properties.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

Independent Auditor's Report	F-1
Combined Statement of Revenue and Certain Expenses for the nine-month period ended September 30, 2014 (unaudited) and the year ended December 31, 2013 (audited)	F-2
Notes to Combined Statement of Revenue and Certain Expenses	F-3

(b)	Pro Forma Financial Information.

Unaudited Pro Forma Consolidated Financial Statements	F-6
Unaudited Pro Forma Consolidated Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013	F-7
Notes to Unaudited Pro Forma Consolidated Financial Statements	F-9

(c)    Exhibits

23.1	Consent of Moore, Colson & Company, P.C.

INDEPENDENT AUDITOR’S REPORT
To the Board of Directors and Stockholders of Preferred Apartment Communities, Inc.
Atlanta, Georgia
We have audited the accompanying combined statement of revenue and certain expenses of Kingwood Glen, Barclay Crossing, Deltona Landings, Parkway Centre, Publix at Power Springs and Sweetgrass Corner (the “Sunbelt Portfolio”) for the year ended December 31, 2013, and the related notes to the combined statement of revenue and certain expenses.
Management’s Responsibility for the Statement of Revenue and Certain Expenses
Management is responsible for the preparation and fair presentation of the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of the combined statement of revenue and certain expenses that are free from material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on the combined statement of revenue and certain expenses based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined statement of revenue and certain expenses is free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined statement of revenue and certain expenses. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the statement of revenue and certain expenses, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the statement of revenue and certain expenses in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the statement of revenue and certain expenses.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined statement of revenue and certain expenses referred to above present fairly, in all material respects, the combined revenue and certain expenses described in Note 2 of the Sunbelt Portfolio’s combined statement of revenue and certain expenses for the year ended December 31, 2013, in conformity with U.S. generally accepted accounting principles.

Emphasis of Matter

We draw attention to Note 2 to the combined statement of revenue and certain expenses, which describes that the accompanying combined statement of revenue and certain expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and is not intended to be a complete presentation of the Sunbelt Portfolio’s combined revenue and expenses. Our opinion is not modified with respect to this matter.

/s/ Moore, Colson & Company, P.C.

Marietta, Georgia
December 1, 2014

Sunbelt Portfolio
Combined Statement of Revenue and Certain Expenses For the nine-month period ended September 30, 2014 (unaudited) and For the year ended December 31, 2013 (audited)

	Nine Months ended September 30, 2014	Twelve months ended December 31, 2013

Revenues
Base rent	$3,507,521	$4,593,034
Operating escalations and tenant reimbursements	1,183,558	1,556,876
Other income	14,936	19,053

Total revenue	4,706,015	6,168,963

Certain expenses
Repairs and maintenance	639,597	771,432
Real estate taxes	454,376	695,570
Management fees	175,049	247,728
Insurance	195,667	236,647
Utilities	174,375	218,489
Bad debt expense	79,571	113,115
Professional fees	8,547	32,162
General and administrative	3,964	9,744

Total certain expenses	1,731,146	2,324,887

Revenue in excess of certain expenses	$2,974,869	$3,844,076

See accompanying notes to combined statement of revenue and certain expenses.

Sunbelt Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2014 (unaudited) and
For the year ended December 31, 2013 (audited)

1.	NATURE OF BUSINESS
Preferred Apartment Communities, Inc. (the “Company”) was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, effective with its tax year ended December 31, 2011. The Company was formed to acquire multifamily and retail properties in select targeted markets throughout the United States. The Company is a majority owner in Preferred Apartment Communities Operating Partnership, L.P., which acquired the below retail properties (the “Sunbelt Portfolio”) from an unaffiliated third party (the “Seller”) on September 30, 2014. Prior to September 30, 2014, the Seller was responsible for all accounting and management decisions of the properties.

		Unaudited
Property	Location	Anchor/SF	Total Square Feet	Occupancy % As of September 30, 2014
Kingwood Glen	Houston, TX	Kroger - 61,889	103,397	99%
Barclay Crossing	Tampa, FL	Publix - 37,888	54,958	100%
Deltona Landings	Orlando, FL	Publix - 37,866	59,966	96%
Parkway Centre	Columbus, GA	Publix - 37,888	53,088	89%
Publix at Powder Springs	Atlanta, GA	Publix - 44,270	77,853	88%
Sweetgrass Corner	Charleston, SC	BI-LO - 59,824	89,124	100%

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A.	Basis of Presentation
The accompanying combined statement of revenue and certain expenses has been prepared for the purpose of complying with Rule 3-14 of Regulation S-X promulgated under the Securities Act of 1933, as amended, and accordingly, are not representative of the actual results of operations of the properties, due to the exclusion of the following revenue and expenses which may not be comparable to the proposed future operations of the Sunbelt Portfolio:

•	Depreciation and amortization

•	Interest income and expense

•	Amortization of above and below market leases

•	Other miscellaneous revenue and expenses not directly related to the proposed future operations of the properties.

Except as noted above, management is not aware of any material factors relating to the properties other than those discussed that would cause the reported financial information not to be indicative of future operating results.
The combined statement of revenue and certain expenses for the nine-month period ended September 30, 2014 is unaudited. However, in the opinion of management, all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this combined statement of revenue and certain expenses for the interim period on the basis described above have been included. The results for such an interim period are not necessarily indicative of the results for the entire year.

B.	Use of Estimates
The preparation of the combined statement of revenue and certain expenses in conformity with U.S. generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of revenue and certain expenses. Actual results could differ from those estimates.

Sunbelt Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2014 (unaudited) and
For the year ended December 31, 2013 (audited)

2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

C.	Revenue Recognition
Rental revenues are recognized on a straight-line basis. As such, the rental revenues for those leases that contain rent abatements and contractual increases are recognized on a straight-line basis over the applicable terms of the related lease. Percentage rents, which are based on tenants’ sales, are recognized once the sales reported by such tenants exceed any applicable breakpoints as specified in the tenants’ leases. The percentage rents are recognized based upon the measurement dates specified in the leases. Reimbursements from tenants for real estate taxes, insurance and other shopping center operating expenses are recognized as revenue in the period that the applicable costs are incurred.

D.	Operating Expenses
Operating expenses represent the direct expenses of operating the properties and consist primarily of repairs and maintenance, real estate taxes, management fees, insurance, utilities and other operating expenses that are expected to continue in the proposed future operations of the properties.

E.	Subsequent Events
The Company has evaluated events through December 1, 2014, the date the combined statement of revenue and certain expenses were available to be issued.

3.	OPERATING LEASES
The future minimum lease payments to be received under non-cancelable operating leases in effect as of September 30, 2014 are as follows (unaudited):

2014 (three-month period ending December 31, 2014)	$1,191,926
2015	4,566,117
2016	4,274,127
2017	3,745,489
2018	3,131,726
2019	1,369,975
Thereafter	2,442,638
Total	$20,721,998

4.	COMMITMENTS AND CONTINGENCIES
Liabilities for loss contingencies arising from claims, assessments, litigation, fines, penalties and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. There is no material litigation nor to management's knowledge is any material litigation currently threatened against the properties other than routine litigation, claims and administrative proceedings arising in the ordinary course of business.

5.	RELATED PARTY TRANSACTIONS
In connection with the management of the rental operations, a property management fee is paid to an affiliated entity.  The property management fee is based on 4% of gross rental income, as defined in the Property Management and Leasing Agreement.  For the nine-month period ended September 30, 2014 and for the year ended December 31, 2013, property management fees of $175,049 (unaudited) and $247,728, respectively, have been charged to operations.

Sunbelt Portfolio

Notes to the Combined Statement of Revenue and Certain Expenses
For the Nine-month period ended September 30, 2014 (unaudited) and
For the year ended December 31, 2013 (audited)

6.	CONCENTRATION OF RISK
The Sunbelt Portfolios’ real estate assets are located in the southeastern region of the United States. These concentrations of assets are subject to the risks of real property ownership and local and national economic growth trends.

The Sunbelt Portfolio earned approximately 53% (unaudited) and 54% of its base rent revenue from its anchor tenants for the nine-month period ended September 30, 2014 and for the year ended December 31, 2013, respectively. The loss of any of these tenants could have a significant negative impact on operations.

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma consolidated financial statements have been prepared to provide pro forma information with regards to certain real estate acquisitions and financing transactions, as applicable.

The accompanying Unaudited Pro Forma Consolidated Statements of Operations of the Company are presented for the year ended December 31, 2013 and the nine months ended September 30, 2014 (the "Pro Forma Periods"), and include certain pro forma adjustments to illustrate the estimated effect of the Company's acquisitions and transactions as described in Note 1 as if they had occurred as of January 1, 2013.

This pro forma consolidated financial information is presented for informational purposes only and does not purport to be indicative of the Company's financial results as if the transactions reflected herein had occurred on the date or been in effect during the period indicated. This pro forma consolidated financial information should not be viewed as indicative of the Company's financial results in the future and should be read in conjunction with the Company's financial statements as filed on Form 10-K for the year ended December 31, 2013 and on Form 10-Q for the interim period ended September 30, 2014.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended September 30, 2014

	PAC REIT Historical (See Note 1)	Sunbelt Portfolio (See Note 1)	Dunbar Portfolio See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$18,460,968	$3,507,521	$12,258,605	$686,241	AA	$34,913,335
Other property revenues	2,205,424	1,198,494	1,517,912	—		4,921,830
Interest income on loans and notes receivable	13,656,982	—	—	—		13,656,982
Interest income on note from related party	2,164,558	—	—	—		2,164,558
Total revenues	36,487,932	4,706,015	13,776,517	686,241		55,656,705

Operating expenses:
Property operating and maintenance	2,941,383	893,543	2,139,708	—		5,974,634
Property salary and benefits reimbursement to
related party	1,866,416	—	1,157,292	—		3,023,708
Property management fees to related party	814,600	175,049	404,768	198,990	BB	1,593,407
Real estate taxes	2,102,065	454,376	1,466,056	—		4,022,497
General and administrative	598,895	3,964	195,811	—		798,670
Equity compensation to directors and executives	1,347,107	—	—	—		1,347,107
Depreciation and amortization	8,791,045	—	3,148,340	3,879,674	CC	15,819,059
Acquisition and pursuit costs	3,407,392	—	—	(1,314,485)	DD	2,092,907
Acquisition fees to related party	3,500,327	—	—	(3,001,716)	DD	498,611
Insurance, professional fees and other expenses	1,270,281	204,214	590,874	—		2,065,369
Management fees to related party	2,207,385	—	—	1,268,686	EE	3,476,071
Total operating expenses	28,846,896	1,731,146	9,102,849	1,031,149		40,712,040

Operating income (loss)	7,641,036	2,974,869	4,673,668	(344,908)		14,944,665
Interest expense	5,650,096	—	3,751,809	3,308,602	FF	12,710,507
Net income (loss)	1,990,940	2,974,869	921,859	(3,653,510)		2,234,158

Less consolidated net (income) loss attributable
to non-controlling interests	(32,747)	—	—	(4,005)	GG	(36,752)

Net income (loss) attributable to the Company	1,958,193	2,974,869	921,859	(3,657,515)		2,197,406

Dividends declared to preferred stockholders	(4,924,832)	—	—	—		(4,924,832)
Earnings attributable to unvested restricted stock	(17,227)	—	—	—		(18,139)

Net (loss) income available to common stockholders	$(2,983,866)	$2,974,869	$921,859	$(3,657,515)		$(2,744,653)

Net (loss) per share of Common Stock,
Basic and diluted	$(0.18)					$(0.15)

Weighted average number of shares of Common Stock:
Basic and diluted	16,399,675			1,418,132	HH	17,817,807

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended December 31, 2013

	PAC REIT Historical (See Note 1)	Sunbelt Portfolio (See Note 1)	Dunbar Portfolio (See Note 1)	Other Pro Forma Adjustments (See Note 1)		PAC REIT Pro Forma
Revenues:
Rental revenues	$20,165,064	$4,593,034	15,413,676	$921,815	AA	$41,093,589
Other property revenues	2,237,759	1,575,929	1,980,324	—		5,794,012
Interest income on loans and notes receivable	9,214,039	—	—	—		9,214,039
Interest income on note from related party	516,629	—	—	—		516,629
Total revenues	32,133,491	6,168,963	17,394,000	921,815		56,618,269

Operating expenses:
Property operating and maintenance	3,286,590	1,103,036	2,255,333	—		6,644,959
Property salary and benefits to related party	2,186,981	—	1,617,055	—		3,804,036
Property management fees to related party	883,016	247,728	518,770	221,923	BB	1,871,437
Real estate taxes	2,279,109	695,570	2,017,515	—		4,992,194
General and administrative	617,433	9,744	274,187	—		901,364
Equity compensation to directors and executives	1,191,637	—	—	—		1,191,637
Depreciation and amortization	15,250,131	—	2,844,617	11,098,406	CC	29,193,154
Acquisition costs	362,113	—	—	—		362,113
Acquisition costs to related party	1,167,053	—	—	—		1,167,053
Insurance, professional fees, and other expenses	1,038,232	268,809	1,035,370	—		2,342,411
Management fees to related party	1,983,999	—	—	1,733,545	DD	3,717,544
Total operating expenses	30,246,294	2,324,887	10,562,847	13,053,874		56,187,902

Operating income (loss)	1,887,197	3,844,076	6,831,153	(12,132,059)		430,367
Interest expense	6,092,689	—	5,169,736	4,275,062	EE	15,537,487
Net (loss) income	(4,205,492)	3,844,076	1,661,417	(16,407,121)		(15,107,120)

Less consolidated net (loss) income attributable to non-controlling interests	222,404	—	—	188,963	FF	411,367
Net (loss) income attributable to the Company	(3,983,088)	3,844,076	1,661,417	(16,218,158)		(14,695,753)

Dividends to preferred stockholders	(3,963,146)	—	—	—		(3,963,146)
Deemed non-cash dividend	(7,028,557)	—	—	—		(7,028,557)
Earnings attributable to unvested restricted stock	(18,139)	—	—	—		(18,139)

Net (loss) income attributable to common stockholders	$(14,992,930)	$3,844,076	$1,661,417	$(16,218,158)		$(25,705,595)

Net (loss) income per share of Common Stock, basic and diluted	$(1.59)					$(2.36)

Weighted average number of shares of Common Stock outstanding, basic and diluted	9,456,228			1,450,000	GG	10,906,228

The accompanying notes are an integral part of this consolidated pro forma financial statement.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

1.    Basis of Presentation

Preferred Apartment Communities, Inc., or the Company, was formed as a Maryland corporation on September 18, 2009, and has elected to be taxed as a real estate investment trust, or REIT, under the Internal Revenue Code of 1986, as amended, or the Code, effective with its tax year ended December 31, 2011. The Company was formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of its business strategy, the Company may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the development of multifamily communities and other properties. As a secondary strategy, the Company also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of its total assets in other real estate related investments such as grocery-anchored necessity retail properties, as determined by its Manager (as defined below) as appropriate for the Company. The Company is externally managed and advised by Preferred Apartment Advisors, LLC, a Delaware limited liability company and related party, or its Manager, as defined by the Fourth Amended and Restated Management Agreement among the Company, our Operating Partnership and our Manager, or the Management Agreement.

On September 30, 2014, the Company acquired from two unaffiliated third parties the following six grocery-anchored necessity retail shopping centers: Kingwood Glen, in Houston, Texas; Barclay Crossing, in Tampa, Florida; Deltona Landings, in Orlando, Florida; Parkway Centre in Columbus, Georgia; Powder Springs near Atlanta, Georgia and Sweetgrass Corner in Charleston, South Carolina. The aggregate purchase price of these six assets was approximately $74.2 million. These six assets are collectively referred to as the Sunbelt Portfolio.

On September 26, 2014, the Company acquired from unaffiliated third parties the following four multifamily communities: Estancia at Vista Ridge, a 300 unit multifamily community in Lewisville, Texas; Sandstone Creek Apartments, a 364 unit multifamily community in Overland Park, Kansas; Stoneridge Farms at Hunt Club, a 364 unit multifamily community in Gallatin, Tennessee; and Vineyards Apartments, a 369 unit multifamily community in Katy, Texas, for a collective purchase price of approximately $181.3 million. These four multifamily communities are referred to collectively as the Dunbar Portfolio.

On September 19, 2014, the Company entered into an Amended and Restated Credit Agreement with Key Bank National Association, under which it added a $45.0 million term loan, or Term Note, to partially finance the acquisition of the Dunbar and Sunbelt Portfolios. The Term Note accrues interest at a rate of 1 month LIBOR plus 4.5% and matures six months from the date of the Term Note, with an option to extend for an additional three months.

The Pro Forma Consolidated Statements of Operations include five columns.  The first column labeled "PAC REIT Historical" represents the actual results of operations for the year ended December 31, 2013 and the nine months ended September 30, 2014. The second and third columns, entitled "Sunbelt Portfolio" and "Dunbar Portfolio" represent the historical revenues and expenses of the assets underlying those portfolios for the year ended December 31, 2013 and the nine months ended September 30, 2014. The fourth column, entitled "Other Pro Forma Adjustments" represents the pro forma adjustments required to reflect the acquired properties as described in note 4.

The results presented on the Pro Forma Consolidated Statements of Operations assume these acquisitions closed on January 1, 2013 and present pro forma operating results for the nine months ended September 30, 2014 and the twelve months ended December 31, 2013. These pro forma financial statements should not be considered indicative of future results.

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

2.     Acquired assets

The Company allocated the purchase prices of the Sunbelt Portfolio and Dunbar Portfolio to the acquired assets and liabilities based upon their fair values, as shown in the following table. Since the acquired assets and liabilities were reflected in the Company's Consolidated Balance Sheet as of September 30, 2014, no pro forma balance sheet is presented. The purchase price allocation was based upon the Company's best estimates of the fair values of the acquired assets and liabilities, but is preliminary and is subject to refinement for a period of up to one year from the closing of the acquisition.

	Sunbelt Portfolio	Dunbar Portfolio	Combined
Land	$16,681,759	$16,033,101	$32,714,860
Building and improvements	54,671,136	148,701,272	203,372,408
Furniture, fixtures & equipment	105,293	13,345,980	13,451,273
Restricted cash and security deposits	—	1,519,846	1,519,846
In-place leases	5,264,845	3,564,244	8,829,089
Above market leases	311,300	—	311,300
Leasing commissions	1,127,286	—	1,127,286
Legal costs	45,229	—	45,229
Prepaids and other assets	—	75,600	75,600
Accounts payable and accrued expenses	—	(1,694,340)	(1,694,340)
Below market leases	(4,056,848)	—	(4,056,848)
Security deposit liabilities	—	(221,610)	(221,610)

Net assets acquired	$74,150,000	$181,324,093	$255,474,093

The costs of the acquired tangible and intangible assets were determined based on estimates of their fair value.  The fair value of the buildings was estimated on an as-if-vacant basis, based on relevant information obtained in connection with the acquisition of these properties. The estimated fair value of acquired in-place leases, commissions, and legal costs are estimates of the costs the Company would have incurred to lease the property to the occupancy level of the properties at the dates of acquisition. All acquired intangible assets and the below-market lease liabilities are to be amortized over the remaining non-cancelable lease terms.

3.     Adjustments to Unaudited Pro Forma Consolidated Statements of Operations

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2014 are as follows:

(AA)    Included in the Company's allocation of the Sunbelt Portfolio's purchase price to the fair values of assets and liabilities acquired were the values of below market leases. These liabilities are to be amortized into income over the remaining non-cancelable lease terms, which ranged from six months to ten years for the leases within the Sunbelt Portfolio.

(BB)    The multifamily communities within the Dunbar Portfolio were managed by Preferred Residential Management, LLC upon the closing of the acquisitions. Effective with the purchase of the Dunbar Portfolio by the Company, the property management fee will increase to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the Dunbar Portfolio's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation and amortization charges that would have been incurred by the Sunbelt Portfolio and Dunbar Portfolio for the period of January 1, 2014 through September 30, 2014, which assumes a straight-line depreciation method using 35-40 year remaining useful lives for buildings and five to ten years for acquired furniture, fixtures and equipment. Also included is the amortization

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

of the estimated fair values of the acquired intangible assets, which are to be amortized over the average remaining lease terms, which are approximately six months for multifamily leases and from one to ten years for retail tenant leases.

(DD)    Included in the pro forma adjustment is the reversal of the acquisition costs incurred related to the Dunbar Portfolio and the Sunbelt Portfolio, including fees paid to the Company's Manager of 1% of the gross purchase price of the Dunbar Portfolio and Sunbelt Portfolio. In addition, the Company paid a broker's fee of approximately $443,000 to Joel T. Murphy, a member of the board of directors and Chief Executive Officer of New Market Properties, LLC, a related party, related to the acquisition of the Sunbelt Portfolio.

(EE)    The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the September 30, 2014 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Sunbelt Portfolio and Dunbar Portfolio. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Sunbelt and Dunbar Portfolios for the nine months ended September 30, 2014.

(FF)     Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the Sunbelt Portfolio and Dunbar Portfolio, based upon an aggregate principal amount of approximately $47.0 million for the Sunbelt Portfolio and approximately $119.1 million for the Dunbar Portfolio. The mortgage financings for the Sunbelt Portfolio are at a fixed 3.48% for all assets except one, which is at 3.58%. The Dunbar Portfolio's mortgages carry a fixed interest rate of 3.68% for Enclave and Vineyards and 3.18% for Sandstone and Stoneridge. The interest expense adjustments also include amortization of associated debt issuance costs which were estimated at 2% of the principal loan amount for the mortgage debt, or an aggregate amount of approximately $3.3 million. In addition, the interest expense adjustment includes interest accrued on the total proceeds from the Term Note of approximately $44.3 million and $35.0 million from the Company's revolving line of credit. Loan origination costs and renewal fees for the Term Note were amortized in full during pro forma 2013.

(GG)       Outstanding Class B Units of the Operating Partnership which become fully vested and earned and automatically converted to Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.0% for the nine months ended September 30, 2014. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(HH)    Reflected in pro forma adjustment are 1,450,000 additional shares of Common Stock assumed for pro forma purposes to be outstanding for the full nine months ended September 30, 2014. These shares were actually issued on September 25, 2014 under the Company's at the market offering.

The adjustments to the Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2013 are as follows:

    (AA)    Included in the Company's allocation of the Sunbelt Portfolio's purchase price to the fair values of assets and liabilities acquired were the values of below market leases. These liabilities are to be amortized into income over the remaining non-cancelable lease terms, which ranged from six months to ten years for the leases within the Sunbelt Portfolio.

(BB)    Effective with the purchase of the Dunbar Portfolio by the Company, the property management fee will increase to 4% of monthly gross rental income, as stipulated in the Management Agreement. The pro forma adjustments reflect this additional cost burden on the Dunbar Portfolio's operations.

(CC)    Reflected in the pro forma adjustment is the Company's estimate of the depreciation charges and the

Preferred Apartment Communities, Inc.
Notes to Unaudited Pro Forma Consolidated Financial Statements

amortization of the estimated fair values of the acquired intangible assets that would have been incurred by the Dunbar Portfolio and the Sunbelt Portfolio for the year ended December 31, 2013.

(DD)          The estimated asset management fee is based on 0.5% of the total value of the Company's assets based on their adjusted cost before reduction for depreciation, amortization, impairment charges and cumulative acquisition costs charged to expense in accordance with GAAP (adjusted cost will include the purchase price, acquisition expenses, capital expenditures and other customarily capitalized costs). In calculating the estimated asset management fee, the Company used the total assets from the September 30, 2014 pro forma balance sheet, as adjusted, plus the pro forma acquisition costs incurred on the Dunbar Portfolio and Sunbelt Portfolio. In addition, a similar adjustment is included for general and administrative expense fees, recorded as 2% of gross revenues of the Dunbar Portfolio and Sunbelt Portfolio for the year ended December 31, 2013.

(EE)    Reflected in the pro forma adjustment is the Company's estimate of interest expense on the debt financings for the Dunbar Portfolio and Sunbelt Portfolio, the amortization of associated debt issuance costs, interest accrued on the total proceeds from the Term Note and the Company's revolving line of credit.

(FF)      Outstanding Class B Units of the Operating Partnership which become fully vested and earned and automatically converted to Class A Units of the Operating Partnership become entitled to pro-rata distributions of profit and allocations of loss as non-controlling interests of the Operating Partnership. The weighted-average percentage of ownership by the non-controlling interests was approximately 1.11% for the year ended December 31, 2013. This adjustment reflects the pro-rata adjustment to the amount of net income (loss) attributable to the non-controlling interests.

(GG)    Reflected in pro forma adjustment are 1,450,000 additional shares of Common Stock assumed for pro forma purposes to be issued on January 1, 2013. These shares were actually issued on September 25, 2014 under the Company's at the market offering.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: December 4, 2014	By:	/s/ Jeffrey R. Sprain
Jeffrey R. Sprain
General Counsel and Secretary